Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 26, 2004, which includes an explanatory paragraph for a going concern matter, accompanying the consolidated financial statements and schedule of Digital Lightwave, Inc. that are included in the Company's Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Digital Lightwave, Inc., on Form S-8 (File No. 333-99683, effective September 17, 2002).

/s/ GRANT THORNTON LLP

Tampa, Florida
March 26, 2004